Certification by the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, William Reed McKay, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Trans-Pacific Aerospace Company, Inc. for the fiscal quarter ended July 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trans-Pacific Aerospace Company, Inc.

/s/ William Reed McKay
William Reed McKay
Chief Executive Officer and Chief Financial Officer
October 20, 2010

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Trans-Pacific Aerospace Company, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Trans-Pacific Aerospace Company, Inc. specifically incorporates it by reference.